DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE ASSET PURCHASE AND SALE AGREEMENT THIS ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated effective September 1, 2020 at 12:01 am Central Time (the “Effective Date”) by and between STEWART TITLE COMPANY, a Texas corporation licensed to do business in Colorado, Nevada and in Arizona, as Stewart Title Agency (“Buyer”), and UNIFIED TITLE COMPANY, LLC (“Unified”), UNIFIED TITLE COMPANY OF NORTHERN COLORADO, LLC (“Unified NC”), LEGACY TITLE GROUP, LLC (“Legacy”), EMPIRE WEST TITLE AGENCY, LLC (“Empire West”), WESTERN TITLE COMPANY, LLC (“Western”), COLORADO ESCROW AND TITLE SERVICES, LLC (“Colorado Escrow”), EMPIRE TITLE OF COLORADO SPRINGS, LLC (“Empire CS”), WESTERN EXCHANGE SERVICES, LLC (“Western Exchange”), EL PASO TITLE PLANT, LLC (“El Paso”), and ET PRODUCTION SERVICES, LLC (“ET Productions” and collectively with Unified, Unified NC, Legacy, Empire West, Western, Colorado Escrow, Empire CS, El Paso, and Western Exchange, each a “Selling Company” and collectively, the “Selling Companies”), ET INVESTMENTS, LLC, a Wyoming limited liability company (“ET WY”) and ET INVESTMENTS, LLC, a Colorado limited liability company (“ET CO”), and JOHN P. DWYER JR. (“Dwyer”) and BRYAN R. WILLIS (“Willis”) with respect to Section 5.8(b) only. Buyer, Selling Companies, ET WY, ET CO, Dwyer and Willis may each be referred to herein as a “Party” or collectively as “Parties.” RECITALS A. ET WY is the majority member of Western and Western is the sole member of Western Exchange. B. ET CO is the manager of El Paso, Western and Western Exchange and the manager and majority member of each of Unified, Unified NC, Legacy, Empire West, Colorado Escrow, Empire CS, and ET Productions. C. Exhibit “A” to this Agreement which is attached and fully incorporated herein sets forth the name of each of the Selling Companies selling assets to the Buyer and the respective owners of each such Selling Company. D. The Selling Companies operate title agencies with operations in the States of Colorado, Nevada and Arizona (each, a “Business” and collectively the “Businesses”) and desire to sell to the Buyer, and the Buyer desires to buy from the Selling Companies, the operational assets (or parts thereof as more particularly described below) of the Businesses on the terms and subject to the conditions herein contained. E. The capitalized terms defined in Exhibit “B” hereto, attached and fully incorporated herein, shall have the meanings set forth therein, while certain other terms are defined throughout this Agreement. NOW, THEREFORE, in consideration of the foregoing, and the mutual obligations and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: ARTICLE I PURCHASE AND SALE 1.1 Purchase and Sale. Selling Companies hereby agree to sell, convey, transfer, assign, grant and deliver to Buyer, and Buyer hereby agrees to purchase, acquire and accept from Selling Companies, free and clear of all Liens, other than Permitted Liens, all of the Purchased Assets of the Businesses relating to the branch offices as specifically set forth on Exhibit “C” hereto which is fully incorporated herein, (the 52182077.3

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE “Branch Offices”). The following shall constitute the “Purchased Assets” unless listed as an “Excluded Asset” as set forth in Section 1.2: (a) Work in Progress. The Purchased Assets shall include all work in progress with respect to transactions opened and in progress in a Branch Office as of the Closing Date, which represents all orders or requests received by a Selling Company relating to real property transactions or information in which such Selling Company has yet to complete the final work product and/or provide the intended final service (“Work in Progress”). The anticipated Work in Progress as of the Effective Date is set forth in Exhibit “D” hereto, which shall be updated one day after the Closing Date. Buyer agrees to complete and finish all work in progress at no cost to the respective Selling Company. Buyer will be entitled to retain all premium and fees collected for Work in Progress; provided, however, Buyer shall not be entitled to any premiums or fees collected for transactions that have closed prior to the Closing Date but for which additional post closing actions are required but will be entitled to reimbursement from the Business for any third party costs it incurs. In addition to the Work in Progress, Buyer shall also be entitled to all underwriting and escrow files, client prospect and existing client account records related to such Work in Progress, and all information related thereto in a respective Selling Company’s possession as to each of these items, whether in electronic form or otherwise, and all other related information, unless prohibited by requirements in underwriting agreements with third parties; (b) Tangible Personal Property. All of the Selling Companies’ right, title and interest in and to certain equipment and furniture, telephones, cell phones, networking equipment, computer hardware and software, fixtures, leasehold improvements, intellectual property, supplies, and other tangible personal property owned or employed in the operation of the Business by the Branch Offices described generally or explicitly in Exhibit “E” hereto which is fully incorporated by reference, and all rights to the warranties received from the manufacturers and distributors of all such personal property and any related claims, credits, rights of recovery and setoffs with respect to such personal property; (c) Equipment and Other Personal Property Leases. The Selling Companies’ leasehold interest in each Lease of equipment or other tangible personal property employed in the Businesses as set forth on Exhibit “F” hereto which is fully incorporated by reference; (d) Third-Party Software. The Selling Companies shall assign or transfer to the Buyer any licenses or third-party software, provided, however, to the extent a license or third-party software is not assignable or transferrable for any reason, the applicable Selling Company shall ensure that Buyer has continued access to the software until such a time as Buyer has either obtained independent contracts with a respective third-party software vendor or licensor or secured acceptable alternative software and licenses. The current third-party software used in the operation of the Businesses is set forth on Exhibit “G” hereto which is fully incorporated by reference (collectively, the “Third Party Software”); (e) Permits and Governmental Authorizations. To the extent transferable, all permits and authorizations of the Selling Companies from Governmental Authorities necessary to operate the Branch Offices and Businesses as of the Closing Date, if any; (f) Contract Rights and Other Intangible Assets. All rights arising under or in connection with the Contracts set forth on Exhibit “H” hereto, which is fully incorporated by reference, including any employment agreements or non-compete or non-solicit agreements (collectively, the “Assumed Contracts”) to the extent assignable or transferrable, used by the Businesses relating solely to the Branch Offices and the Businesses; 2 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE (g) Listings. All telephone numbers, telephone listings, websites, domain names to and addresses owned or used by the Businesses for the Branch Offices, along with any administrative rights to same; (h) Books and Records. All books and records (including, without limitation, all discs, tapes, and other media-storage data and information, including both physically and electronically stored information) relating to the Purchased Assets, including all client or customer records and files related thereto, but not including the transaction files and records of the Selling Companies relating to transactions closed prior to the Closing Date (defined below) (collectively, the “Closed Files”) except to the extent they can be reasonably shared and not otherwise prohibited by third-parties. Purchased Assets do not include records stored off-site and being held only for record retention purposes; (i) Other Records and Documents. The Selling Companies’ right, title, and interest in and to all of the following to the extent that they relate to the Branch Offices and the Businesses and whether in hard copy or digital form: mailing lists, customer lists, vendor lists and data, equipment maintenance records, warranty information, and all other information relating to the Purchased Assets; (j) Title Escrow Accounts. Subject to obtaining any necessary customer consents, the Selling Companies’ interest in the escrow funds in the escrow accounts of the Selling Companies related to the Work in Progress as well as any subsequent files opened after Closing under that certain Transition Services Agreement that the Parties will execute in conjunction herewith (collectively, the “Escrow Accounts”). The Escrow Accounts are listed in Exhibit “I” hereto which is fully incorporated by reference; (k) Goodwill and Name. After the Closing Date, the Selling Companies shall cause the names of the Selling Companies to be changed, each on a date mutually agreed by the Parties, to a name deemed sufficiently different and distinguishable by the respective State regulatory bodies from the company names used at the time of Closing. The Selling Companies shall not use the Selling Companies’ legal names except as necessary to complete Work in Progress and work under the Transition Services Agreement or in any dissolution and wind down or other legal process. The Selling Companies’ names shall be transferred to Buyer so that Buyer may choose to use or abandon each name in its sole discretion. Buyer also shall have the right to use the Selling Companies’ names as an assumed name to conduct the Business after Closing if it so chooses, provided it is used or adopted in compliance with any applicable laws, rules or regulations. (l) Real Property Leases. The leasehold interest in the Leases for the Branch Offices and storage units as set forth in Exhibit “J” hereto which is fully incorporated by reference (the “Assigned Leases”); (m) Deposits Expenses. The use of all real property deposits of the Business as they relate to the Branch Offices to the extent they relate to any Assigned Leases (collectively, the “Deposit Expenses”) as set forth in Exhibit “K” hereto which is fully incorporated by reference; provided, however, the Parties agree that upon the earlier to occur of the termination of an Assigned Lease or the end of a current lease term, the Buyer shall refund the respective security deposit to the applicable Selling Company; (n) Starter Files. The Parties agree that while the Buyer is not requesting the transfer of prior title evidence (“Starter Files”) in the possession of the Selling Companies, Starter Files are not a specifically Excluded Asset under Section 1.2. Each Selling Company agrees that upon reasonable notice and request of the Buyer, such Selling Company shall provide a copy of or access to any Starter File(s) to the Buyer; (o) Western Exchange Assets. Physical assets located in the Western Exchange Branch Office only (no Work in Progress with respect to the Western Exchange Branch Office is included as a Purchased Asset); and 3 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE (p) Title Plant. The El Paso Title Plant (“El Paso Plant”) that posts and holds; (i) recorded documents for El Paso County, Colorado consisting of a geographic index from Patent to 1975 in fiche and paper format; (ii) from 1975 to 1987, a “Chip Plant” where the microfilm is cut by document copy and indexed by subdivision and/or Section, Township and Range; (iii) the abstract books with document copies starting with Book A through Book 1337; and (iv) digital document copies starting in 2002 current through date of Closing. 1.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1, the following assets and rights are not Purchased Assets and will be retained by Selling Companies (collectively, the “Excluded Assets”): (a) Rights Under the Transaction Documents and Consideration. All rights of Selling Companies under the Transaction Documents and the consideration delivered by the Buyer to Selling Companies pursuant to the Transaction Documents, including the Purchase Price; (b) Formation Documents. The Selling Companies’ formation instruments, registration documents, minute books, operating agreement and other governance records, if any, and other records having exclusively to do with formation, governance and capitalization (c) Cash and Equivalents and Securities. All cash and cash equivalents and all investments and securities of Selling Companies, including but not limited to funds held in general accounts, other than the funds held in the Escrow Accounts, and all rights in all accounts with any bank, savings and loan or other financial institution; (d) Benefit Plans. All Applicable Plans, and their assets, including rights in connection therewith and the related policies for insurance; (e) Insurance Policies. All insurance policies owned or obtained by Selling Companies on behalf of the Business and any claims, prepayments and refunds with respect thereto prior to Closing; (f) Tax Records and Refunds. All Tax Returns and Tax records of Selling Companies and all Tax deposits, Tax refunds (and claims therefor) and prepaid Taxes; (g) Certain Agreements. Title Underwriting Agreements with any underwriter except Stewart Title Guaranty Company; (h) Physical Assets. Those physical assets owned by the Selling Companies not specifically set forth in Section 1.1 or the accompanying exhibits related to Section 1.1 of this Agreement and not necessary for the operation of the Business; (i) Equity Interests. All capital stock or other equity that the Selling Companies may have in any other entity except for Short Sale Solutions, LLC, the short sale company owned in part by ET CO and Bill and Rhonda McAfee as addressed in Section 5.14 of this Agreement; and (j) Other Division Assets. The operating assets of the following divisions of the indicated Selling Companies: (i) Thomas Title Division of Empire West, (ii) Las Vegas Division of Western, 4 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE (iii) Colorado Title Group Division (Denver operations) of ET Productions, and (iv) The Title Company of the Rockies, Northwest Title, Alpine Title, and Abstract & Title of Mesa County Divisions of Colorado Escrow; and, provided, however, pursuant to Section 1.1(k), the Excluded Assets shall not include the company names of Empire West, Western Title, ET Productions or Colorado Escrow. 1.3 Assumption of Liabilities. (a) At the Closing, Buyer shall assume and become responsible for, and shall thereafter pay, perform, and discharge as and when due, only the following Liabilities related to the Business arising on or after the Closing Date (collectively, the “Assumed Liabilities”): (i) trade and carrier payables of the Selling Companies related to the Businesses as of the Closing Date set forth on Schedule 1.3(a)(i) (collectively, the “Payables”); (ii) those certain accrued expenses (other than expenses that are Retained Liabilities) related to the Businesses set forth in the accounts listed on Schedule 1.3(a)(ii); and (iii) all Liabilities arising on or after the Closing Date under (A) the Assumed Contracts, (B) the permits and authorizations from Governmental Authorities relating to the Business as of the Closing, other than Retained Liabilities under Sections 1.3(b)(ii), 1.3(b)(iv) or 1.3(b)(v), (C) the Assumed Leases, (D) the equipment leases and (E) any other liabilities associated with the Purchased Assets; (iv) any Liability arising prior to the Closing Date relating to the Work in Progress and Escrow Accounts, other than Retained Liabilities under Section 1.3(b)(iv); and (b) Notwithstanding anything to the contrary contained in Section 1.3(a), the Buyer shall not assume, and shall have no liability under or by reason of this Agreement for any obligations, duties, or liabilities relating to Selling Companies or the operation of the Businesses arising prior to the Closing Date and relating to the operation of the Businesses prior to the Closing Date, other than the Assumed Liabilities, including, without limitation, any of the following (collectively, the “Retained Liabilities”): (i) all payables of Selling Companies originating prior to the Closing Date, except to the extent that a portion of a payable is applicable to operations on or after the Closing Date in which case the Parties will pay their respective pro rata share; (ii) all expenses of, or portion any portion thereof attributable to, the Selling Companies and their operations prior to the Closing Date, whether or not accrued, unless specifically set forth in this Agreement as expenses, including prorated expenses, Buyer will be paying; (iii) any Liability under any Assumed Contract that arises out of or relates to any breach or violation that occurred prior to the Closing Date, including, without limitation, any error and omission of Selling Companies or any employee, agent or representative of Selling Companies, but excluding Liabilities unknown to Selling Companies relating to the Work In Progress; 5 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE (iv) any Liability under any Contract that is not an Assumed Contract except for those contracts entered into locally by the Branch Offices that due to closing time constraints was not provided to Buyer in advance of Closing; (v) any Liability arising prior to the Closing Date relating to the Work in Progress, which to Seller’s Knowledge existed either on the date of this Agreement or on the date of Closing that was not disclosed to Buyer prior to Closing; (vi) any Liability relating to the Closed Files or any transactions or Work in Progress not assumed by Buyer; (vii) any Liability that arises out of or relates to obligations for the repayment of Indebtedness by Selling Companies or any of their Affiliates, officers, employees or directors, other than Indebtedness assumed under an Assumed Contract or lease or otherwise assumed in this Agreement; (viii) any Liability related to the Applicable Plans; (ix) any Liability for COBRA continuation for any employee of the Selling Companies with a qualifying event prior to the Closing Date; (x) any Liability for workers’ compensation claims or deferred compensation obligations; (xi) any Liability arising from or relating to any claim or proceeding against the Selling Companies or any employee or manager of the Selling Companies that is pending or incurred on or before the Closing Date, including, without limitation, those proceedings set forth in Exhibit “L”, attached hereto and incorporated by reference; (xii) any Liability of the Selling Companies or any of their Affiliates, officers, employees or directors, for the payment of any Tax, including, without limitation, for (A) the Taxes of any other Person, whether as transferee, successor, by contract, by Law or otherwise, (B) Taxes resulting from, or arising in connection with, the transactions contemplated by this Agreement, and (C) Taxes with respect to the Purchased Assets or the Business arising on or prior to the Closing Date or with respect to any Tax periods (or portions thereof) ending on or prior to the Closing Date; (xiii) any Liability of Selling Companies as a transferor under applicable Law relating to bulk transfers; (xiv) any Liability of any Person relating to an environmental condition relating to the Business, the Purchased Assets, or the Real Property owned or leased by the Selling Companies, that arises out of or relates to any action or condition that occurred or arose prior to the Closing Date; or (xv) any Liability of Selling Companies for the unauthorized use of any Proprietary Right or other property right. (c) Except for Liability associated with Work in Progress arising before the Closing Date of which Selling Companies had no Knowledge, for the avoidance of doubt and notwithstanding anything to the contrary contained in this Section 1.3, the Parties intend that any cost, liability, expense or portion thereof arising from or related to the Business prior to the Closing Date shall be a Retained Liability of the Selling Companies and any cost, liability, expense, or portion thereof, arising from or related to the Businesses on or after the Closing Date shall be an Assumed Liability of the Buyer. 6 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE ARTICLE II PURCHASE PRICE AND PAYMENT; CLOSING 2.1 Purchase Price. The aggregate purchase price for the Purchased Assets shall be a total amount equal to ONE HUNDRED AND FIVE MILLION DOLLARS AND NO/100 US DOLLARS ($105,000,000.00) in cash (the “Purchase Price”) and the assumption of the Assumed Liabilities. 2.2 Payment of Purchase Price. At the Closing, the Buyer shall pay to the Selling Companies the Purchase Price by wire transfer as specified in Section 2.3. 2.3 Cash Payment Terms. All cash payments made pursuant to this Agreement and the other Transaction Documents shall be made in United States Dollars and all references herein to any amounts shall be deemed to be denominated in United States Dollars. All payments made in United States Dollars pursuant to this Agreement and the other Transaction Documents shall be made by wire transfer of immediately available funds to the account or accounts specified in writing by Selling Companies at least two (2) Business Days prior to the due date of any such payment. Wiring instructions shall be verified by the Buyer via telephone call to Meghan Martelon, General Counsel of ET CO, at her office number. 2.4 Closing. The transactions contemplated by this Agreement shall be consummated (“Closing”) by transmission to the respective offices of the Parties or their designated legal counsel via e- mail in portable document format (“.pdf”) with confirmation of the requisite Transaction Documents duly executed where required, with the payments required by Section 2.2 delivered via wire transfer, in each case no later than September1, 2020 at 12:01 am, Central Time (the “Closing Date”). Notwithstanding the preceding sentence, the Parties may, by mutual agreement executed in writing, close the transaction at a later time so long as the Closing Date shall be as of the 15th or the last day of the month. 2.5 True-Up. (a) The Parties shall execute monthly true-ups after the Closing Date and a final true- up after the Transaction Services is completed for each of the Selling Companies in order to ensure proper credit for pipeline revenue and to properly account for working capital and expenses, and to finalize any other necessary accounting. Pipeline revenue shall be remitted to Stewart no less than weekly in a manner set forth in the Transition Services Agreement. Working capital shall consist of the Selling Companies’ cash, security deposits (excluding those security deposits that will be returned to the Selling Companies pursuant to Section 1.1(m), cash equivalents, accounts receivable, and vendor pre-paid items and other similar assets minus Selling Companies’ accounts payable and accrued salaries and expenses as of the Closing Date except to the extent such accounts payable, accrued salaries or expenses are for products or services connected to post closing activities or a post-closing time period (“Working Capital”). As an example, in the case of a phone bill for the period from August 15, 2020 to September 15, 2020, the Seller shall be responsible for the period between August 15, 2020 and August 31, 2020 and the Buyer shall be responsible for the period between September 1, 2020 and September 15, 2020. Notwithstanding any other provisions to the contrary herein, Selling Companies shall retain all Working Capital as of the Closing Date, all revenue for files closed prior to the Closing Date. Buyer shall retain all revenue for files closed on or after the Closing Date and shall be solely responsible for all debts and expenses incurred or arising relative to such files on or after the Closing Date. (b) Selling Companies shall promptly deliver to the Buyer any bill for personal property Taxes with respect to the Purchased Assets, and any bill for Real Property Taxes on or with respect to the Real Property, part or all of which is attributable to periods subsequent to the Closing Date and received by Selling Companies after the Closing Date, and the Buyer shall timely pay the same to the appropriate Governmental Authority in full. 7 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE (c) True-up accounting shall ensure that the proper prorations are made among the Parties for rent, common area maintenance charges (CAM), and utilities related to the Leased Real Property prior to and after the Closing. For avoidance of doubt, when determining proper prorations hereunder any expenses, or portion thereof, arising from the Businesses prior to the Closing date shall be allocated to the Seller and any expenses, or portion thereof, arising from the Businesses from the Closing Date and after shall be allocated to the Buyer. (d) If the Parties are unable to resolve a dispute with respect to the Working Capital or other true up calculations set forth in this Section 2.5, then either the Buyer or the Selling Companies may submit such dispute for resolution to an independent accounting firm with experience in the title industry mutually agreed upon by the Buyer and the Selling Companies (the “Independent Auditors”). The Parties shall jointly submit a listing of the nature of the dispute and the objections to the true up calculations that remain outstanding after the Buyer and Selling Companies have worked in good faith to resolve such disputes for a period of at least thirty (30) days (the “Differences”). The Independent Auditors, acting as experts and not as arbitrators, and reviewing only the disputes set forth in the Differences, shall determine within thirty (30) days of the date on which such dispute is referred to the Independent Auditors, what adjustments (if any) to the true ups required herein should be made. Each of Buyer and Selling Companies shall be afforded the opportunity to present to the Independent Auditors any material related to the determination and to discuss the determination with the Independent Auditors. Buyer and Selling Companies shall share the fees and expenses of the Independent Auditors in direct proportion, by dollar amounts, with the allocation of the Differences by the Independent Auditors in favor of the Buyer or the Selling Companies, as the case may be. The decision of the Independent Auditors shall be final and binding on the Buyer and the Selling Companies. 2.6 Allocation of Purchase Price. For Tax purposes, Buyer and Selling Companies will allocate the Purchase Price (including the assumption by the Buyer of the Assumed Liabilities and all other capitalized costs) in accordance with all applicable laws, rules and regulations and Buyer shall work with Selling Companies in good faith to allocate based on supporting accounting evidence provided by Selling Companies. The Parties will work together in good faith to make the allocation determination within a reasonable time after the Closing Date to prepare the IRS Form 8594, Asset Acquisition Statement Under Section 1060, setting forth such allocation. Subject to the immediately preceding sentence, the Parties will make consistent use of the allocations specified in this Section 2.6 for all Tax purposes and in all filings, declarations, and reports with the IRS or other taxing authorities in respect thereof, including the reports required to be filed under Section 1060 of the Code. In any proceeding related to the determination of any Tax, none of the Parties will contend or represent that such allocations are incorrect allocations. 2.7 Sales and Transfer Taxes. All sales, use, stamp, registration, transfer or other similar Taxes or recording fees and charges imposed by any Governmental Authority as a result of the sale of the Purchased Assets or the consummation of the transactions contemplated by this Agreement shall be paid by Selling Companies. 2.8 Closing Deliveries by Selling Companies. At the Closing or, with respect to any assignment, within a reasonable time thereafter, Selling Companies shall deliver to the Buyer: (a) a separate assignment and assumption agreement relating to the Assumed Contracts and the Assumed Liabilities, duly executed by the applicable Selling Company, if applicable, in a form and substance reasonably satisfactory to the Buyer (the “Assignment and Assumption Agreement”); (b) a separate bill of sale and assignment for each Selling Company relating to the Purchased Assets other than the Assumed Contracts, duly executed by the applicable Selling Company, in a form and substance reasonably satisfactory to the Buyer (the “Bill of Sale”); 8 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE (c) a general assignment and assumption of the Assigned Leases, duly executed by the applicable Selling Company (an “Assignment and Assumption of Lease”) and the respective Landlord, in each case in a form and substance reasonably satisfactory to the Buyer. To the extent any Branch Office Lease is not assigned, and if Landlord will not accept rent payment from Buyer, the applicable Selling Company shall continue to pay for the Lease until an assignment is agreed to by the Buyer and Landlord or the Landlord terminates the Lease, in which event, Buyer shall reimburse the Selling Company for all charges related to said Lease, including any charges resulting from any actions of the Buyer during Buyer’s occupation of the respective premises; (d) possession and/or control of the Purchased Assets; (e) an Employment Agreement, duly executed by each of the Key Employees; (f) subject to Section 5.12, all Required Authorizations and all Required Filings, if any; (g) a certification that all Indebtedness of each of the Selling Companies (other than Transaction Expenses and Liabilities under Assumed Contracts) has been paid and discharged in full and any Liens related to such Indebtedness of the Selling Companies existing as of the Closing will be released and terminated; (h) lien releases and UCC-3 financing statements evidencing the termination of any and all Liens on the Purchased Assets other than those Liens covered by Assumed Contracts; (i) subject to Section 5.12, to the extent obtained prior to or on the Closing Date, duly executed copies of all consents and approvals required by the terms of any of the Assumed Contracts, including, without limitation, the Assigned Leases, in connection with the consummation of the transactions contemplated herein; (j) certification, resolution, or other document reflecting the agreement of each of the Selling Companies to the sale of its assets pursuant to this Agreement to Buyer; (k) the Transition Services Agreement, executed by the Selling Companies, providing for Selling Companies’ post-Closing management of certain business operations for the benefit of the Buyer and the orderly transition of the Purchased Assets and business operations to the Buyer (“Transition Services Agreement”); and (l) the Employee Leasing Agreement, executed by the Selling Companies and ET CO, providing for the Leaseback of Employees as provided in Section 5.13. 2.9 Closing Deliveries by Buyer. At the Closing, the Buyer shall deliver to Selling Companies: (a) the payment required by Section 2.2; (b) the Assignment and Assumption Agreements, duly executed by the Buyer; (c) the Bills of Sale, duly executed by the Buyer; (d) the Assignment and Assumption of Lease agreements, duly executed by Buyer; 9 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE (e) the Employment Agreements duly executed by Buyer; (f) a certificate, duly executed by Buyer and dated as of the Closing Date, certifying that the Board of Directors of Buyer adopted the resolutions attached to such certificate to authorize the transactions contemplated by this Agreement and the other Transaction Documents and Buyer’s performance of its obligations hereunder and thereunder; (g) all other previously undelivered documents required to be delivered by the Buyer to Selling Companies at or prior to the Closing pursuant to the terms of this Agreement; (h) the Transition Services Agreement executed by the Buyer; and (i) the Employee Leasing Agreement executed by the Buyer. 2.10 Further Assurances. The Parties agree that they will, at any time and from time to time, on or after the Closing Date, upon the request of any other Party hereto, execute, acknowledge and deliver, or use all reasonable efforts to cause to be executed, acknowledged and delivered, all such documents and instruments, as any other Party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLING COMPANIES The Selling Companies represent and warrant to the Buyer the following as of the Effective Date and agree to update any Schedules to reflect changes as of the Closing Date: 3.1 Organization. All of the Selling Companies are limited liability companies organized under the laws of the States of Colorado, Arizona or Nevada, respectively. The Selling Companies have full power and authority to own their respective assets and operate their respective Businesses. 3.2 Enforceable Agreement. The execution, delivery and performance of this Agreement and each other Transaction Document by Selling Companies has been duly authorized by all necessary actions and proceedings, and Selling Companies have full power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents constitute the valid and binding obligation of Selling Companies and their members and are enforceable against the Selling Companies in accordance with the terms hereof and thereof. 3.3 No Violation. Neither the execution and delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will, (a) violate any provision of the Organizational Documents of Selling Companies; (b) violate, conflict with, or result in a breach or default under or termination or acceleration of (or otherwise give any other contracting party the right to terminate or accelerate) any Contract or Permit of Selling Companies, or related to the Business or assets with the exception of those Contracts or any leases requiring consent to assign ; (c) result in the creation of any Lien upon the Purchased Assets; (d) to the Knowledge of Selling Companies, violate any applicable Law or (e) violate any restrictive covenant against competing in the title insurance, escrow and settlement business. To Sellers’ Knowledge, no violations, filings with, notices to or Authorizations by, any Persons, including, without limitation, any Governmental Authorities, are necessary in connection with the execution of this Agreement or the other Transaction Documents by Selling Companies, in connection with the consummation of the transactions contemplated by this Agreement or the other 10 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE Transaction Documents, or to vest in the Buyer full right, title and interest in and to the Purchased Assets, free and clear of all Liens, except Permitted Liens or those Liens to be released at Closing. 3.4 Assumed Contracts. True and correct copies (or a written summary of the material terms, if oral) of Assumed Contracts (including any amendments, extensions, renewals, guaranties and other agreements with respect thereto) as set forth on Exhibit H have been made available to Buyer with the exception of local Branch Office contracts that Seller cannot timely obtain. The Assumed Contracts are valid and binding agreements of Selling Companies and are in full force and effect. To the Knowledge of Sellers, the other party or parties to the Assumed Contract, are not in default under or in breach of any such Assumed Contract; and (ii) no event has occurred which, with notice or lapse of time or both, would constitute such a default or breach. 3.5 Financial Information; Undisclosed Liabilities. (a) Selling Companies have made available to the Buyer true, correct and complete copies of the following financial statements and other financial information, which are attached hereto as Schedule 3.5 (collectively, the “Financial Information”): (i) the Select Agencies Consolidated Income Statement from January 2020 to June 2020 and (ii) the ET Investments’ Selling Companies’ Adjusted EBITA Jan-June 2020, both of which are attached hereto as Schedule 3.5. The Financial Information (i) was materially prepared in accordance with recognized accounting principles, applied on a consistent basis; (ii) is based on and consistent with the books and records of Selling Companies, (iii) fairly presents, in all material respects, for the period in the Financial Information the financial position, and results of operation of the Businesses and (iv) to Seller’s Knowledge, there are no notable financial, legal, structural or tax considerations pertaining to the Business that have not been disclosed that would materially impact Buyer’s valuation of the Businesses based on the Purchase Price. (b) The Selling Companies maintain internal accounting controls over financial reporting to assist in reasonably assuring that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of Selling Companies and to maintain accountability for its assets, and (iii) receivables are recorded accurately and procedures are implemented to effect the realization thereon on a current and timely basis. To the Knowledge of Sellers, Selling Companies’ management has not been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Section 13(1)(2)(B) and Rules 13d- 15(d) and 15d-15(d) of the Exchange Act) that could adversely affect Selling Companies ability to record, process, summarize and report financial data, or (y) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of the Selling Companies. (c) There have been no material adverse findings in any audits of the Financial Information with respect to the Businesses. 3.6 Ownership and Permitted Use of Assets. The Selling Companies have good and marketable title to all of the Purchased Assets free and clear of all Liens, except to the extent a Purchased Asset is leased at Closing. With respect to the leased Purchased Assets set forth in Exhibit F, Selling Companies are in compliance with such leases, and hold a valid leasehold interest to such property and assets, free of any Liens against the leasehold interest, and to the Sellers’ Knowledge said leases are valid and binding agreements of Selling Companies and are in full force and effect. To the Sellers’ Knowledge all of the tangible Purchased Assets (a) are in good condition, ordinary wear and tear excepted, and (b) have been maintained, repaired and replaced in the Ordinary Course of Business. 11 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE 3.7 Absence of Changes or Events. Except as contemplated by this Agreement and the transactions contemplated hereby, since August 1, 2020 (the “Applicable Date”), to the Sellers’ Knowledge (a) the Selling Companies have conducted the Businesses in the Ordinary Course of Business in all material respects, (b) there has not been (i) any change, event, circumstance, development or effect within the control of the Selling Companies that individually or in the aggregate has had, or is reasonably likely to have or result in, a Material Adverse Change (“MAC”) or (ii) any material change by the Selling Companies in their accounting methods, or (c) without limiting the generality of the foregoing, except in the Ordinary Course of Business, none of the Selling Companies have, in connection with their operation of the Businesses or the Purchased Assets: (i) adopted, amended or terminated any Plan, in each case, except as required by applicable Law; (ii) other than as disclosed to and agreed by Buyer, which agreement shall not be unreasonably withheld, an increase of 10% or more in any manner the compensation or benefits of any of Selling Companies’ employees or of an independent contractor who receives a monthly retainer, other than pursuant to requirements of pre-existing Plans; or terminated the employment of any President of any of the Selling Companies; (iii) sold, assigned, transferred, pledged or encumbered or granted any Lien (other than a Permitted Lien) on any of the Purchased Assets; (iv) made any change to its accounting principles, policies or practices, except as required by applicable Law, rule or regulation; (iv) except where Selling Companies advised Buyer in writing, including via electronic mail, waived any rights under, amended, extended, terminated, assigned or otherwise modified any Assumed Contract set forth on Exhibit “H” or entered into or assumed any Contract that would be an Assumed Contract if entered into prior to the date hereof, including any of the Leases set forth in Exhibit “F” and Exhibit “J”; (v) made any capital expenditures or commitments for capital expenditures relating to the Purchased Assets or the Business over the sum of $50,000.00; (v) advanced any premiums on behalf of its clients until the premiums have been paid by the client, or paid in advance to its clients any payments related to claims on behalf of insurance companies related to Work in Progress; or (vi) agreed or committed to do any of the foregoing. 3.8 Consumer Privacy Laws. Other than data storage contracts, there are no Contracts between the Selling Companies with respect to the Businesses or the Purchased Assets, on the one hand, and any third party on the other hand, relating to Personal Information or the use or access of any database system housing such Personal Information. 3.9 Legal Proceedings; Compliance with Laws. (a) To the Knowledge of the Sellers, as applicable to the Businesses, no Legal Proceeding is pending against any of the Branch Office Employees alleging any failure to comply with any applicable Law or rule regulating the Businesses. 12 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE (b) In the operation of the Business, to the Knowledge of Sellers, the Selling Companies (or any one of them) are not a party to any Contract that would be an Assumed Contract hereunder that provides for any payment, allowance or other provision by or to one of the Selling Companies or the Branch Office employees of any unlawful commissions, referral fee, direct or indirect compensation or fee for services not encompassed by any approved premium or escrow rate, or unlawful payments based upon the profitability, claims handling, sales volume or loss ratio of the Business that is the subject of such Contract. 3.10 Employee Relations. To Sellers’ Knowledge, there are no active, pending or threatened administrative or judicial complaints, charges, investigations or proceedings under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the National Labor Relations Act, the Labor Management Relations Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Polygraph Protection Act, the Employee Retirement Income Security Act, any State Fair Employment practice law or any Law relating to any of the employees of the Branch Offices. 3.11 Employees, Independent Contractors and Consultants. (a) Exhibit “M” sets forth, as of the Effective Date, a list of (i) the employees of the Selling Companies for the Branch Offices that are eligible to become Transferred Employees involved in the Businesses and (ii) any independent contractors and consultants to the Selling Companies involved in the Businesses and their respective position and title (if any), current rate of compensation (separately identifying bonuses, commissions, incentive compensation and equity-based compensation for the last completed fiscal year, if any) and, in the case of an employee, whether such employee is hourly or salaried, and any car allowances, club memberships or other comparable perquisites such employees, independent contractors, or consultants received from Selling Companies. The list set forth on Exhibit “M” is subject to change daily, and provides the most up to date information available to the Selling Companies. Prior to employment, Selling Companies have obtained all criminal background checks required under applicable Laws for all of the employees who have financial responsibility. To the Knowledge of Sellers and except in the Ordinary Course of Business, there is no information or notice of any kind, that any such employee, independent contractor or consultant intends to disassociate from the Businesses that would result in a MAC. (b) Neither the execution of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby shall cause the Buyer to have any Liability with respect to any severance or other amount to any employee of or independent contractor or consultant to the Selling Companies except for any employment agreement that Buyer may enter into independently with a Transferred Employee. 3.12 Employee Benefits. N/A 3.13 Real Property. (a) To the Knowledge of the Sellers, true and materially complete copies of the Assigned Leases have been made available to the Buyer, the list of which is attached hereto as Exhibit J, and each of the Assigned Leases is a valid and binding agreement of the Selling Companies and is in full force and effect, and to Sellers’ Knowledge there are no disputes with respect to such Assigned Leases; (b) No security deposit or portion thereof deposited with respect to any of the Assigned Leases has been applied in respect of a breach of or default under the applicable Assigned Lease that has not been re-deposited in full; 13 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE (c) Selling Companies have not subleased, licensed or otherwise granted any Person other than the Selling Companies the right to use or occupy the Leased Real Property or any portion thereof, except for those subleases that are set forth on Exhibit J; and (d) Selling Companies have not collaterally assigned or granted any Lien in any of the Assigned Leases or any interest therein and there is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting any parcel of Leased Real Property or any portion thereof or interest therein. 3.14 Environmental Liability. (a) The Selling Companies have not received any notice from any Person alleging that the Selling Companies or the Assigned Leases set forth in Exhibit J are in violation of any applicable Environmental Health and Safety Requirement; and (b) To Sellers’ Knowledge, no Hazardous Substance is present in, on or under the properties comprising the Assigned Leases, under such conditions or in such quantities as to give rise to a violation of Environmental Health and Safety Requirements, and, to Sellers’ Knowledge, there has been no release or transferred release at the Assigned Leases properties at any time in violation of Environmental Health and Safety Requirements. 3.15 Insurance. N/A. 3.16 Third-Party Software. The Selling Companies only use in the operation of the Businesses the Third-Party Software set forth on Exhibit “G” hereto. All Third-Party Software that the Selling Companies use in the operation of the Businesses is either licensed or otherwise purchased commercially (“Third-Party Software”). Upon and after the Closing, the Buyer will have access to the Third-Party Software as more particularly set forth in the Transition Services Agreement, until such a time as the Buyer is able to obtain direct use of the Purchased Third-Party Software either by assignment from the Seller, as permitted, or after securing, with the assistance of the Seller, its own contract with a vendor or comparable software with an alternative vendor. 3.17 Title Insurance Operations Matters. To Sellers’ Knowledge, with respect to the Work in Progress, the Selling Companies and their employees, have in all material respects (a) maintained any closing escrows and disbursed the funds therefrom in accordance with all applicable Laws and the agreement of the Persons with the interests in such escrows, (b) performed any title search and issued any commitment or title report in accordance with industry standards and any state regulatory requirements, (c) prepared and distributed any closing disclosure and settlement statements accurately and in conformance with applicable Laws, (d) correctly disbursed any funds in accordance with instructions and maintained accurate ledgers related to such disbursement, (e) prepared correctly any tax certification and (f) followed any closing instructions required by a lender with respect to a transaction. 3.18 Revenue. The Selling Companies represent and warrant that any revenue from Work in Progress for transactions in the pipeline prior to the Closing, but not closed prior to the Closing Date or opened after the Closing Date on behalf of Buyer, belongs to Buyer and is not revenue of the Selling Companies or subject to the Selling Companies’ creditors, including in any bankruptcy proceeding, regardless of whether Buyer files a UCC-1 lien on such revenue or not. For purposes of this Agreement, revenue is not intended to include money collected from a closing of a transaction that is due an underwriter for its share of the premium collected for title insurance or money due a third party for expenses in connection with a particular closing. 14 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER The Buyer represents and warrants to Selling Companies, ET CO and ET WY the following as of the Effective Date: 4.1 Organization of Buyer. Buyer is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full power and authority to own and operate its assets and business. 4.2 Enforceable Agreement. The execution, delivery and performance of this Agreement and each other Transaction Document by the Buyer has been duly authorized by all necessary actions and proceedings, and the Buyer has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents constitute the valid and binding obligation of the Buyer and are enforceable against the Buyer in accordance with their terms. 4.3 No Violation. Neither the execution and delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (a) violate any provision of the Organizational Documents of the Buyer; (b) violate, conflict with, or result in a breach or default under or termination or acceleration of (or otherwise give any other contracting party the right to terminate or accelerate) any material Contract of the Buyer, or related to its business or assets; or (c) violate any applicable Law. To the extent required, all necessary filings with, notices to or Authorizations by, any third parties, including, without limitation, any Governmental Authorities, have been obtained or filed, or will be within the required time-frame,, in connection with the execution of this Agreement or the other Transaction Documents by the Buyer, or in connection with the consummation of the transactions contemplated by this Agreement or the other Transaction Documents by the Buyer. 4.4 Licensing. Buyer is duly authorized to transact business in the States of Arizona, Colorado and Nevada, including all licensure required to conduct the Business. 4.5 Brokers or Finders. No Liability has been incurred or shall be incurred by any Person for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby as a result of the actions of the Buyer. ARTICLE V COVENANTS AND AGREEMENTS 5.1 Conduct of the Business. N/A. 5.2 Maintenance of Business. N/A. 5.3 Compliance with Obligations. N/A. 5.4 Notices of Certain Events. N/A. 5.5 Advise of Changes. N/A. 5.6 Dissolution. N/A. 15 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE 5.7 Employees and Employee Benefits. (a) As of the Closing, the Buyer will offer to employ all of the Branch Office employees set forth on Exhibit “M” hereto which is fully incorporated herein. Those employees who become employees of Buyer shall be referred to herein as “Transferred Employees.” Transferred Employees shall be given the same benefits and right to benefits as Buyer’s other employees depending on their status as full time or part time and classification as to exempt or non-exempt. Nothing in this Agreement shall confer upon any Transferred Employee any right with respect to continued employment with the Buyer, nor shall anything herein limit or interfere with the Buyer’s right to terminate the employment of any Transferred Employee at any time (subject to applicable law), with or without cause or notice, or restrict the Buyer in the exercise of independent business judgment in modifying any terms or conditions of employment of the Transferred Employees on and after the Closing Date, except to the extent Buyer has entered into binding employment agreements with certain of the employees. Prior to employment, Buyer may conduct criminal and financial background checks in accordance with Buyer’s policies. Employment of any individual may be contingent on an employee agreeing to allow the background check and clearing same in accordance with Buyer’s policies. (b) Following the Closing, with respect to any Plans established or maintained by the Buyer in which any Transferred Employee may be eligible to participate after the Closing (the “New Plans”), each of the Transferred Employees shall be credited with the same amount of service as was credited by the Selling Companies as of the Closing under similar or comparable Plans (including for purposes of determining eligibility to participate, waiting and notice periods for participation, vesting, and benefit accrual) maintained by the Selling Companies; provided that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit. Notwithstanding the foregoing sentence, none of the provisions contained herein shall operate to require coverage of any Transferred Employee under any benefit plan of the Buyer not otherwise available under the terms of such plan. (c) Selling Companies and Buyer agree that Buyer shall accept responsibility for the Transferred Employees’ vacation obligations owed by Seller to the Transferred Employees after Closing. Buyer explicitly consents to the assumption of the liability for the accrued but unused vacation balances as of Closing Date of the transaction, in lieu of Seller paying out vacation upon the Transferred Employees’ termination from Seller. Seller will issue payment to Buyer for the Transferred Employees’ accrued but unused vacation balances within 15 days of Closing. Any transferred vacation balances for employees that elect not to accept employment with Buyer shall be accounted for in the True-Up, pursuant to Section 2.5. Transferred Employees shall be entitled to the standard paid time off and sick time pursuant to Buyer’s plans and policies. In the event that any Transferred Employee is currently entitled to a higher annual vacation accrual under the plan offered by the applicable Selling Company than currently offered pursuant to the Buyer’s plan, the Buyer shall honor the higher annual vacation accrual with respect to such Transferred Employee to the extent permitted by applicable Law. (d) No assets or Liabilities of any Plan will be transferred to the Buyer or any Affiliate of the Buyer, provided that Buyer shall allow its retirement plan, if any, to accept a “direct rollover” of the account balances of the Transferred Employees, if such rollover is elected in accordance with applicable Law and plan terms by any such Transferred Employee, including any 401(k) loan. (e) Selling Companies shall, and shall cause their respective Affiliates to, provide to the Buyer on or prior to the Closing certain Employee Personal Data relating to the Transferred Employees, as allowed by law. (f) Selling Companies will pay the Transferred Employees all sums owed or claimed by the Transferred Employees through August 31, 2020 for salaries, bonuses and variable compensation, 16 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE including variable compensation or bonuses that are partially earned prior to the Closing Date but would not be fully paid until a later time had the Closing not occurred. 5.8 Specific Employment Agreements and Restrictive Covenants. (a) Key Employees. Prior to and as a condition of closing, the following employees shall enter into an employment or compensation agreement with the Buyer (the “Employment Agreements”): Ashley Bush, Brian Cooper, Michael Oakes, William McAfee, Ronda McAfee, William Witt, Sylvia Smith-Turk, Robert Chad Felix and Don Booher (herein together the “Key Employees”). With the exception of Sylvia Smith-Turk and Ronda McAfee, who will each have one-year term employment agreements, the employment agreements will be for a three-year term with corresponding non-compete and non-solicit/non-hire restrictive covenants. The provisions of these restrictive covenants shall be contained in The Key Employees’ Employment Agreements. Buyer covenants that until the post-closing negotiations set forth in Section 7.1 have been concluded/resolved/consummated (and for 60 days thereafter), it will not enforce the non-competition provisions of this Section 5.8 against Brian Cooper with respect to his indirect partial ownership in Guaranteed Title Group, LLC, an affiliate business arrangement. Buyer also covenants that it will not enforce or attempt to enforce the non-competition provisions in this Section 5.8 against William or Rhonda McAfee with respect to their ownership in Short Sale Solutions or Pikes Peak School of Real Estate during the term of any employment agreement between Buyer and these employees. (b) Restrictive Covenants. Selling Companies, ET CO, ET WY, Dwyer and Willis, for a period of three (3) years after the Closing Date (“Restricted Period”) agree not to (i) solicit, attempt to hire or hire, directly or indirectly, any of the Transferred Employees; or (ii) participate in, open, own, direct, work for, run or otherwise compete with Buyer in the title insurance, escrow, closing and settlement services business (“Competing Business”) in counties in which the Businesses operate, as identified on Schedule 5.8(b) (the “Restricted Areas”); provided, however, Selling Companies shall not be prohibited from acquiring a 5% or less ownership interest in a public company that operates or has ownership in a Competing Business and Buyer acknowledges the existence of the Thomas Title Division of Empire West Title Agency, LLC (“Thomas Title”), a primarily commercial based title business located in the Scottsdale, Arizona area and licensed throughout the U.S., as well as ET CO and ET WY’s other existing business operations in Colorado, Arizona and Nevada outside of the Restricted Areas (“Other Operations”). Buyer acknowledges and agrees that Thomas Title shall not be subject to the non-Competition provisions of this Agreement and shall be permitted to continue to close transactions in the ordinary course of business; provided, however, during the Restrictive Period both Thomas Title and the Other Operations shall be subject to a three year non-hiring restrictive covenant with respect to the Transferred Employees. During the Restricted Period, in the event that a Transferred Employee approaches ET CO, ET WY, Thomas Title or any of the Other Operations regarding employment, ET CO, ET WY, Thomas Title or the Other Operation will first obtain Buyer’s approval before discussing employment opportunities with the Transferred Employee, but in no event will ET CO, ET WY, or the Other Operations contact any Transferred Employee regarding employment opportunities. In addition, for the Restricted Period, the Other Operations will not open physical (brick and mortar) offices in the Restricted Areas, however, so long as it remains primarily a commercial based title business and operates consistent with past practices, Thomas Title is not restricted from opening offices in the Restricted Areas. The Parties acknowledge that, in connection with the transfer of company names the Seller may, for business purposes, reconstitute Thomas Title and/or the Other Operations into new corporate entities (“Reconstitution”). Notwithstanding the Reconstitution of Thomas Title or one more of the Other Operations, the terms of this Section 5.8 and Article VIII will apply to the any newly form entity arising from a Reconstitution. 17 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE 5.9 Third Party Claims Cooperation. The Parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date which relate to the operation of the Business or ownership of the Purchased Assets prior to the Closing Date and which claims or litigation are not subject to the indemnification provisions contained in Article VI; provided that the Party requesting cooperation shall reimburse the other Party for the other Party’s reasonable out-of-pocket costs and expenses of furnishing such cooperation. 5.10 Tail Coverage. N/A 5.11 Access to Closed Files. Upon reasonable notice and so long as Selling Companies are required to retain the Closed Files under applicable Laws, Seller shall, in a timely matter, make the Closed Files available for inspection by Buyer for review to the extent inquiries from any customers related to the Business may require such review or for other reasonable business purposes. As used in this Section 5.11, the right of inspection includes the right to make extracts or copies, at Buyer’s cost; provided that the Buyer shall advise Selling Companies of any such extracts or copies. 5.12 Consents and Authorizations; Condition to Transfer of Certain Contracts. (a) The Parties shall use their respective commercially reasonable efforts and work cooperatively to timely procure all required authorizations, required filings, title agent licenses, permits, consents, approvals, authorizations, waivers, and all other requirements which must be obtained or satisfied for the Buyer to own and operate the Purchased Assets and conduct the Business, including all required consents from third parties under the Contracts or otherwise so that the Business may continue to be operated by the Buyer without interruption following the Closing. (b) Assumed Contracts requiring consent to the assignment thereof to the Buyer are referred to as, individually, a “Contract Requiring Consent” and collectively as the “Contracts Requiring Consent.” The terms of this Section 5.12(b) shall govern the transfer of the benefits of any Contract Requiring Consent where the required consent has not been obtained on or before the Closing Date. Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that at the Closing, Selling Companies shall not assign to the Buyer any Contract Requiring Consent unless the Buyer has agreed to assume such Contract and the applicable consent has been obtained prior to the Closing Date. With respect to each Contract Requiring Consent that the Buyer has agreed to assume but has not been duly assigned on or prior to the Closing Date (each, an “Unassigned Contract”), after the Closing Date, if required by the Buyer, Selling Companies shall continue to deal with the other contracting party(ies) to each such Unassigned Contract as the prime contracting party and shall use its commercially reasonable efforts to promptly obtain the consent of all required parties to the assignment of each such Unassigned Contract, but, as between the Buyer and Selling Companies, the Buyer shall be entitled to all of the benefits of each such Unassigned Contract accruing after the Closing Date to the extent that Selling Companies may provide the Buyer with such benefits without violating the terms of such Unassigned Contract or applicable Law; provided that the performance by the Buyer of an Unassigned Contract does not cause a breach or threatened breach under such Unassigned Contract, the Buyer agrees to perform, at its sole expense, all of the obligations of Selling Companies to be performed after the Closing Date under each such Unassigned Contract for which the Buyer receives benefits under after the Closing Date, and to reimburse Selling Companies for any reasonable and required expenses are incurred by Selling Companies on the Buyer’s behalf in keeping such Unassigned Contract in effect. (c) The Parties agree that for those Assigned Leases, with respect to which any of the Selling Companies or selling Parties owns the Leased Real Property and/or is the Landlord under the Assigned Lease, the term of the such Assigned Lease shall not exceed five (5) years, and the leases shall be amended to reflect that change. 18 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE 5.13 Leaseback of Employees. In order to facilitate the closing of transactions in the period immediately following Closing, the Selling Companies shall for a period of time to be agreed upon by the Parties (the “Leaseback Period”), lease some or all of the Transferred Employees from Buyer as more particularly described in that certain Transition Services Agreement and pursuant to the terms if the Employee Leasing Agreement executed by the Parties concurrently with this Agreement. 5.14 Short Sale Company. Selling Companies agree to divest themselves of any ownership or membership interest they may have in Short Sale Solutions, a short sale company owned in part by William and Rhonda McAfee. 5.15 Name Changes. All name changes required pursuant to Section 1.1(k) shall be completed in a reasonable period of following the Closing Date. ARTICLE VI CONDITIONS TO CLOSING 6.1 Conditions to the Obligations of Buyer. The obligations of Buyer hereunder are subject to the fulfillment or satisfaction of each of the following conditions (any one or more of which may be waived by Buyer, but only in writing signed by Buyer): (a) All of the material Assumed Contracts shall be valid and binding agreements of the Selling Companies and shall remain in full force and effect in all material respects. (b) No material claim shall have been asserted, filed, made or threatened by any person or entity that he, she or it has any right, title or interest in or to the Purchased Assets, other than incidental or immaterial assets, such as office supplies or other comparable items. (c) Buyer shall have received all of the closing delivery items set forth in Section 2.8. 6.2 Conditions to Obligations of Selling Companies. The obligations of Selling Companies hereunder are subject to the Selling Companies shall having received all of the closing delivery items set forth in Section 2.9. ARTICLE VII POST CLOSING MATTERS 7.1 Guaranteed Title Group. ET CO and BLC Management, LLC, whose sole member is Brian Cooper, are members of Unified JV, LLC, a Colorado limited liability company (“Unified JV”). Unified JV is the thirty percent minority owner of Guaranteed Title Group, LLC, a Colorado limited liability company (the “ABA”). Buyer and ET CO agree that within 60 days of the Closing Date, Buyer will advise ET CO whether it desires to purchase ET CO’s interest in the ABA/Unified JV. If Buyer opts not to purchase such interest, or the majority owner of the ABA refuses to agree to the transfer of the interest to Buyer, ET CO shall have six (6) months to divest itself or cause Unified JV to divest itself of such interest in the ABA. Until such time, ET CO shall not be in violation of the restrictive covenant not to compete as set forth in Section 5.8(b) of this Agreement. If Buyer does decide to purchase the interest in the ABA, ET CO will transfer the interest in exchange for 50% of Buyer’s earnings attributable to the ABA for the three (3) years following the transfer of the interest. The Parties acknowledge that Unified JV’s ownership in the 19 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE ABA is not included in the Purchase Price. ET CO acknowledges and agrees that Brian Cooper’s indirect ownership in the ABA will represent a conflict with the non-compete provisions of his employment agreement with Buyer and will ensure that, notwithstanding the result of the negotiations between ET CO and Buyer hereunder regarding the ABA, Brian Cooper will divest his interest in the ABA within the time frame set forth in Section 5.8(a). 7.2 ET Productions Colorado Title Group. The Colorado Title Group Division of ET Productions provides title search and exam services to Alpine Title, Title Company of Rockies, Abstract & Title of Mesa County, Northwest Title and the ABA (“Remaining Operations”). Upon successful completion of the Transition Services Agreement and upon mutual agreement of the Parties, the assets, employees and equipment, of the Colorado Title Group Division will either remain with ET Productions or its successor or shall be transferred the Buyer, at no additional cost; provided, however, if the Colorado Title Group Division assets are transferred to the Buyer, the Buyer and ET shall enter into a three (3) year service agreement whereby Buyer shall continue to provide title search and exam services to some or all of the Remaining Operations at service levels and rates consistent with service levels and rates applicable to the Remaining Operations as of the Closing Date. ARTICLE VIII INDEMNIFICATION 8.1 Indemnification by Selling Companies, ET CO and ET WY. Subject to Section 8.5, Selling Companies, ET CO, and ET WY shall, severally and not jointly, indemnify the Buyer and its respective Affiliates, directors, employees, agents and other Representatives (collectively, the “Buyer Indemnified Parties”) against and hold them harmless from all Losses resulting from, arising out of or related to (a) any breach of any representation or warranty of Selling Companies contained in this Agreement; (b) the Retained Liabilities or (c) fraud or gross and willful misrepresentation of the Selling Companies (collectively, “Buyer Indemnified Losses”). 8.2 Indemnification by Buyer. Subject to Section 8.5, the Buyer shall indemnify Selling Companies, including their respective managers, shareholders, members, directors, officers, employees, agents and other Representatives (collectively, the “Seller Indemnified Parties”) against and hold them harmless from all Losses resulting from, arising out of or related to (a) any breach of any representation or warranty of the Buyer contained in this Agreement; (b) the Assumed Liabilities or (c) fraud or gross and willful misrepresentation of the Buyer (collectively, “Seller Indemnified Losses”). 8.3 Third Party Claim Procedures. Subject to the provisions set forth below, an Indemnified Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the Parties shall cooperate in the investigation and defense of said Third Party Claim. The following provisions shall apply to any Third-Party Claim: (a) The Indemnified Party will give the Indemnifying Party written notice of any Third Party Claim within thirty (30) days of becoming aware of any such Third Party Claim; provided, however, that a delay in giving such notice shall relieve the Indemnifying Party only to the extent the Indemnifying Party suffers irreparable prejudice from or as a result of such a delay. The Indemnifying Party will undertake the defense thereof by representatives chosen by it, unless the Indemnifying Party disputes the propriety of such Third Party Claim for indemnification against it under the provisions of this Article VIII and delivers a written notice (“Dispute Notice”) of such dispute and election not to indemnify within twenty (20) days of receipt of written notice of such Third Party Claim (in which case, the provisions of Section 9.14 shall govern the resolution of such disputed claim). If the Indemnifying Party undertakes the defense of such Third Party Claim, the Indemnifying Party shall use its commercially reasonable efforts to defend any such Third Party Claim actively and in good faith to its conclusion, and the Indemnified Party shall not 20 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE settle or agree to an adjudication of such Third Party Claim. The Indemnified Party shall make fully available to the Indemnifying Party and its representatives on a timely basis all records and other materials required or requested by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Third Party Claim, and shall in all other respects give full and prompt cooperation and assistance in such defense. (b) If the Indemnifying Party timely delivers a Dispute Notice to the Indemnified Party, then the Indemnified Party shall undertake the defense of the Third-Party Claim, subject to its rights against the Indemnifying Party under this Article VIII. In such event, the Indemnified Party shall have the right to control the defense of the Third-Party Claim, including the right to settle or compromise any such Third-Party Claim without the consent of the Indemnifying Party, so long as such settlement includes a full release of the Indemnifying Party and admits no Liability of the Indemnifying Party. (c) Notwithstanding a Party’s responsibility for the defense of a Third-Party Claim, the other Party shall have the right to participate, at its own expense and with its own counsel, in the defense of a Third Party Claim, and to the extent reasonably requested by the other Party, the Party having responsibility for defense of the Third Party Claim (“Defending Party”) shall consult with the other party from time to time on all material matters relating to the defense of such Third Party Claim. The Defending Party shall promptly provide the other Party with copies of all pleadings and material correspondence relating to such Third-Party Claim. (d) Notwithstanding the foregoing, the Indemnifying Party shall not (i) be entitled to control the defense of a Third-Party Claim if (A) the Third-Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (B) the Third-Party Claim seeks an injunction or equitable relief against the Indemnified Party, (C) an actual conflict of interest exists between the Indemnified Party and the Indemnifying Party or (D) the Indemnifying Party does not agree in writing to be fully responsible (with no reservation of rights) for all Losses relating to the Third-Party Claim, and (ii) be entitled to settle any Third-Party Claim if such settlement imposes any restriction or Liability on the Indemnified Party other than the payment of money, for which the Indemnifying Party will be responsible and will pay in full on the date of settlement, and for which the Indemnified Party shall have no Liability. (e) Notwithstanding anything to the contrary in this Section 8.3, to the extent that any Third-Party Claim subject to indemnity hereunder is ultimately determined to be the joint liability of the Indemnified Party and the Indemnifying Party, the Indemnified Party’s recovery hereunder with respect to such Third Party Claim shall be limited to the Indemnifying Party’s proportional liability of such Third Party Claim. 8.4 Direct Claims Procedure. The following exclusive procedure shall govern any and all indemnification claims against an Indemnifying Party which may be brought pursuant to the provisions of this Agreement: (a) The Indemnified Party shall give written notice to the Indemnifying Party of all claims, other than Third Party Claims (the procedure for which is set forth in Section 8.3), that could constitute a claim for indemnification under this Article VIII within thirty (30) days of becoming aware of such claim; provided, however, that a delay in giving such notice shall relieve the Indemnifying Party only to the extent the Indemnifying Party suffers irreparable prejudice from or as a result of such a delay. The written notice shall specify, to the extent known by the Indemnified Party, (i) the factual basis for such claim and, if applicable, the specific alleged violation of this Agreement; (ii) the dollar amount of the claim and the basis therefor; and (iii) copies of any underlying correspondence or communications from a third party or otherwise with respect to the foundation of such claim; (b) With respect to indemnification claims other than Third Party Claims (the procedure for which is set forth in Section 8.3), following receipt of notice from the Indemnified Party of a claim, the Indemnifying Party shall have twenty (20) days to make such 21 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Indemnified Party shall fully and timely cooperate with the Indemnifying Party and the Indemnified Party agrees (subject to the Indemnifying Party executing a reasonable confidentiality agreement) to make fully and timely available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Indemnified Party to substantiate the claim, as well as any other information bearing thereon reasonably requested by the Indemnifying Party. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such twenty (20) day investigation period (or any mutually agreed upon extension thereof) (“Investigation Period”) to the validity and amount of such claim, then the Indemnifying Party shall immediately pay, or cause to be paid, to the Indemnified Party the full amount of the claim, subject to the limitations set forth in Section 8.5. If the Indemnified Party and the Indemnifying Party do not mutually agree on the validity and amount of such claim at or prior to the expiration of such Investigation Period, then the Indemnified Party and the Indemnifying Party shall agree to resolve such dispute pursuant to Section 8.4 and Section 9.14. 8.5 Time Limitations on Indemnity. Notwithstanding any other provision of this Agreement: (a) No claim or action shall be brought under Section 8.1 (a) or Section 8.2(a) after the expiration of the three (3) year period immediately following the Closing Date (the “Claim Period”); provided, however, the Claim Period shall not apply for any claims resulting from the fraud or gross and willful misrepresentation of the other Party. (b) The representations and warranties in this Agreement, the Schedules, the Exhibits and any certificate delivered by any party to another party in connection with this Agreement shall (i) survive for the periods set forth in Section 8.5(a) and (ii) in no event be affected or deemed waived by reason of any knowledge or any investigation, inquiry or examination made for or on behalf of any Indemnified Party (including by any of its Representatives), by reason of (A) the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, or (B) the Indemnified Party’s acceptance of any certificate or opinion hereunder, or (C) the Indemnified Party’s waiver of any condition set forth herein. The Buyer and Selling Companies acknowledge that indemnification hereunder with respect to the breach of any covenant or agreement contained herein, including any breach of any covenant or agreement in this Agreement, shall not be subject to any time or other limitations (other than those imposed under any applicable statute of limitations). (c) Solely for the purposes of determining the amount of Losses arising out of any breach of any representation or warranty set forth in this Agreement (and not whether any such representation or warranty has, in fact, been breached), such representation or warranty shall be read as if all qualifications as to materiality were deleted therefrom. (d) Except for Losses resulting from fraud in which event there shall be no cap, an Indemnified Parties’ right to recover hereunder shall not exceed $10,000,000.00 in the aggregate (“Indemnification Limit”). (e) Except for Losses resulting from fraud in which event there shall be no basket, the Selling Companies, ET CO and ET WY shall not have any obligation to indemnify a Buyer Indemnified Party unless and until Buyer Indemnified Parties have suffered Buyer Indemnified Losses, in the aggregate, in excess of One Hundred Fifty Thousand Dollars ($150,000.00) (the “Basket”), at which point the Selling Companies, ET CO or ET WY, as applicable, shall indemnify such Buyer Indemnified Parties for amounts in excess of the Basket, subject to the other limitations set forth herein. 22 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE 8.6 Net Liability; Recovery from Third Parties. In computing the amount of any Indemnified Loss, such Indemnified Loss shall be deemed to be net of any insurance proceeds, indemnity, contribution or other similar payment paid by a third party and actually received with respect thereto; provided, however, that in all cases the timing of the receipt or realization of insurance proceeds, and the net present value of the incremental premium costs which are incurred by the Indemnifying Party and substantiated by the applicable insurance carrier in writing as having been so incurred as a result of such claim, shall each be taken into account in determining the amount of any reduction of the Indemnified Loss. 8.7 Adjustment to Purchase Price. Any payment made by a Selling Company as an Indemnifying Party pursuant to this Article VIII will constitute a dollar-for-dollar decrease of the Purchase Price. For greater certainty, any such decrease of the Purchase Price will be allocated among the Purchased Assets to which such payment can reasonably be considered to relate or if such payment does not reasonably relate to a particular asset(s), such decrease will be allocated to goodwill. 8.8 Exclusive Remedy. The remedies set forth in this Article VIII shall be the exclusive remedy of the Parties following the Closing for any Losses arising out of any breach of the representations, warranties, covenants or agreements of the Parties contained in this Agreement, provided that nothing in this Article VIII will limit any Party’s right to any remedy based on fraud or intentional misconduct or any right to specific performance or other injunctive remedy. ARTICLE IX MISCELLANEOUS 9.1 Publicity. The Purchase Price shall be considered Buyer Confidential Information and neither Selling Companies nor their respective shareholders, officers, Board, members, managers or employees shall disclose the Purchase Price. The Parties may issue a joint press release. If the Parties desire to issue individual press releases, the Parties will work together to agree on appropriate language that is positive and agreeable to both Parties. 9.2 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by personal delivery, by overnight national courier, or by United States mail. If personally delivered, such notice shall be deemed delivered upon actual receipt. Notices delivered by mail shall be deemed given five (5) Business Days after being deposited in the United States mail, postage prepaid, and registered or certified mail, return receipt requested. If delivered by overnight courier, such notice shall be deemed delivered upon receipt. Any notices by PDF, email or other electronic means of delivery, shall be deemed given on the next Business Day after transmission; provided, however, (i) sender shall bear the burden of proof of delivery and (ii) such notice shall only be effective if such notice is also delivered by one of the other methods set forth above on or before two (2) Business Days after its delivery by PDF, email or other electronic means of delivery. All notices shall be addressed as follows: (a) If to Selling Companies, ET CO or ET WY, Dwyer or Willis: ET Investments, LLC 10851 S. Crossroads Drive, Suite E Parker, Colorado 80134 Attn: General Counsel Email: Martelon-Evans, Meghan mmartelon@etinv.com 23 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE (b) If to the Buyer: Stewart Title Company 1360 Post Oak Blvd., Suite 100, MC#14-1 Houston, Texas 77056 Attn: General Counsel - STC Email: cmadole@stewart.com and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section. 9.3 Fees and Expenses. Except as provided in this Agreement, Selling Companies on the one hand, and the Buyer on the other hand, shall each bear and pay for all of their own costs, fees and expenses (including, without limitation, legal, accounting, investment banking, broker’s, finder’s and other professional or advisory fees and expenses) incurred or to be incurred by it, in each case, in negotiating and preparing this Agreement and the other Transaction Documents and in closing and carrying out the transactions contemplated hereby and thereby. 9.4 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, successors and permitted assigns. Any amendments, or alternative or supplementary provisions to this Agreement, must be made in writing and duly executed by Selling Companies and Buyer. That certain Letter of Intent, dated as of March 6, 2020, by and between Stewart Title Company and ET Investments, LLC is terminated in its entirety. The Break-Up Agreement is not subject to any merger clause into this Agreement and shall be governed by its own terms. 9.5 Non-Waiver. The failure in any one or more instances of a Party to insist upon performance of any of the terms, covenants or conditions of this Agreement to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and duly executed by an authorized representative of the waiving Party. 9.6 Counterparts; PDF Signatures. This Agreement may be executed in multiple separate counterparts, each of which shall be deemed to be an original, and all such separate counterparts shall constitute but one instrument. Signatures of the Parties transmitted by facsimile, portable document format (“.pdf”) or other electronic means shall be deemed to be their original signatures for all legal and other purposes. 9.7 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. 9.8 Benefit. Nothing in this Agreement, express or implied, shall confer on any person other than the Parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights. 9.9 No Assignment. No Party may assign, whether voluntarily or by operation of Law, or delegate this Agreement without the prior written consent of the other Party. Except as set forth in the 24 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE preceding sentences, any purported assignment or delegation of this Agreement, in whole or in part, without the prior written consent of the non-assigning Party shall be void and of no effect. 9.10 Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the Buyer and Selling Companies. 9.11 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. 9.12 Schedules and Exhibits. The Schedules and exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if set forth verbatim herein. 9.13 Interpretation. All definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Wherever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms. As used in this Agreement, the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation”. As used in this Agreement, the terms “herein,” “hereof,” and “hereunder” shall refer to this Agreement in its entirety. Any references in this Agreement to “Sections” or “Articles” shall, unless otherwise specified, refer to Sections or Articles, respectively, of this Agreement. Where something is defined in the singular, the plural of the defined term shall be taken to mean two or more of those things which are within the definition; and where something is defined in the plural or collectively, the singular of the defined term shall be taken to mean any one of those things which fall within the definition. 9.14 Governing Law; Dispute Resolution. (a) The terms and conditions of this Agreement shall be governed, construed, interpreted and enforced in accordance with the respective domestic laws of the State of Delaware, without regard to conflicts of law principles. (b) Notwithstanding anything to the contrary in this Section 9.14, the Buyer, Selling Companies and their respective Affiliates agree that they will attempt to settle any dispute, controversy or claim arising out of or relating to this Agreement (each, a “Claim”) through good faith negotiations between senior management of the Buyer and Selling Companies with authority to resolve such matter. If the Claim cannot be resolved by such good faith negotiations between senior management of the Buyer and Selling Companies within thirty (30) Business Days of the delivery of notification of such Claim, the Buyer and Selling Companies agree that such Claim may be litigated or resolved by any other means agreed to by the Parties or available under applicable Law. The Parties acknowledge that with respect to any claim, jurisdiction shall be proper in any state and federal court in the jurisdiction in which the Party against whom a Claim is made has its principal office located. 9.15 No Strict Construction. Each of the Parties confirms that it has reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties thereto to express their mutual intent, and no rule of strict construction shall be applied against any person. [Signature Page Follows] 25 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement effective as of the Effective Date. BUYER: STEWART TITLE COMPANY By: Name: Fred Eppinger Title: Chief Executive Officer ET CO: ET INVESTMENTS, LLC, a COLORADO LIMITED LIABILITY COMPANY, on behalf of itself and as Manager for Unified Title Company, LLC, Unified Title Company of Northern Colorado, LLC, Legacy Title Group, LLC, Empire West Title Agency, LLC, Empire Title of Colorado Springs, LLC, Colorado Escrow and Title Services, LLC, El Paso Title Plant, LLC, Western Title Company, LLC, Western Exchange Services, LLC, and ET Production Services, LLC By: Name: John P. Dwyer, Jr. Its: Chief Executive Officer ET WY: ET INVESTMENTS, LLC, a WYOMING LIMITED LIABILITY COMPANY, By: Name: John P. Dwyer, Jr. Its: Chief Executive Officer John P. Dwyer Jr. and Bryan R. Willis individually With respect to only Section 5.8(b) ________________________________ John P. Dwyer, Jr. ________________________________ Bryan R. Willis

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE EXHIBIT B For purposes of the Agreement, the following terms shall have the following meanings: “Affiliate” means with respect to any Person, any Person which directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person. “Agreement” has the meaning set forth in the first paragraph of this Agreement. “Applicable Date” means July 1, 2020. “Applicable Plan” means any Plan in which any current or former Representative of Selling Companies or any ERISA Affiliate of Selling Companies participates, or which covers or provides any benefits to any such Representative of Selling Companies or any ERISA Affiliate of Selling Companies, and (a) to which Selling Companies or any ERISA Affiliate of Selling Companies is a party or is bound, or (b) with respect to which Selling Companies or any ERISA Affiliate of Selling Companies is required to make payments or contributions. “Assigned Leases” has the meaning set forth in Section 1.1(l). “Assignment and Assumption Agreement” has the meaning set forth in Section 2.8(a). “Assignment and Assumption of Lease” has the meaning set forth in Section 2.8(c). “Assumed Contracts” has the meaning set forth in Section 1.1(f). “Assumed Liabilities” has the meaning set forth in Section 1.3(a). “Authorizations” means all filings or registrations with, notices to, and permits, orders, consents, authorizations, waivers, licenses, orders, franchises, certifications and approvals of, third parties, including all Governmental Authorities. “Bill of Sale” has the meaning set forth in Section 2.8(b). “Business” has the meaning set forth in the Recitals. “Business Day” means any day other than (a) Saturday or Sunday, or (b) any other day on which banks in Alaska are permitted or required to be closed. “Buyer” has the meaning set forth in the first paragraph of this Agreement. “Buyer Indemnified Losses” has the meaning set forth in Section 8.1 “Buyer Indemnified Parties” has the meaning set forth in Section 8.1. “Change in Control Payment” means any change in control, severance, stay bonus, success or other payment triggered by the transactions contemplated by this Agreement. “Claim Period” has the meaning set forth in Section 8.5(a) 2 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE “Closed Files” has the meaning set forth in Section 1.1(h). “Closing” has the meaning set forth in Section 2.4. “Code” means the United States Internal Revenue Code of 1986, as amended. “Contract” means, with respect to any Person, any written or oral agreement, contract, Lease, license, instrument, deed, power of attorney, purchase order, release, or other legally binding promise or undertaking of any nature to which such Person is a party or by which its properties or assets may be legally bound, in each case, together with all amendments, extensions, renewals, modifications, alterations, guaranties and other changes thereto. “Contract(s) Requiring Consent” has the meaning set forth in Section 5.12(b). “Control” (including with correlative meaning, controlled by and under common control with) shall mean, with respect to any party, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such party, whether through the ownership of voting securities, by contract or otherwise. “Closing Date” has the meaning set forth in Section 2.4. “Defending Party” has the meaning set forth in Section 8.3(c). “Dispute Notice” has the meaning set forth in Section 8.3(a). “Effective Date” has the meaning set forth in the first paragraph of this Agreement. “Employee Personal Data” shall mean all information relating to a Transferred Employee that is an identified or identifiable natural person that (i) is obtained by the Buyer from the Selling Companies or any of their respective Affiliates or Representatives, (ii) is processed by the Buyer on behalf of the Selling Companies or any of their respective Affiliates, (iii) pertains to the Transferred Employees, or (iv) is created by the Buyer based on (i), (ii), or (iii) above. “Employment Agreements” has the meaning set forth in Section 5.8(a). “Environmental, Health and Safety Requirements” means Laws and Authorizations concerning public and employer health and safety, pollution, or protection or restoration of the environment or natural resources (including, without limitation, those related to water, air and soil). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any Person that is included in a controlled group of companies within which Selling Companies is also included, as provided in Section 414(b) of the Code; or which is a trade or business under common control with Selling Companies, as provided in Section 414(c) of the Code; or which constitutes a member of an affiliated service group within which Selling Companies is also included, as provided in Section 414(m) of the Code; or which is required to be aggregated with Selling Companies to regulations issued under Section 414(o) of the Code. “Escrow Accounts” has the meaning set forth in Section1.1(j). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time. 3 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE “Excluded Assets” has the meaning set forth in Section 1.2. “Financial Information” has the meaning set forth in Section 3.5(a). “GAAP” means U.S. generally accepted accounting principles applied on a consistent basis from period to period. “Governmental Authority” means any government or any governmental, regulatory or political body, instrumentality, division, subdivision, department, agency or authority or any court, arbitrator or mediator (public or private), in each case, whether foreign, federal, state, provincial or local. “Hazardous Substance” means any material or substance defined or regulated as a hazardous substance, hazardous material, toxic material, pollutant, contaminant or hazardous waste or similar substances, material or waste under any Environmental, Health and Safety Requirement. “IRS” means the U.S. Internal Revenue Service. “Indebtedness” means, with respect to any Person, all Liabilities in respect of: (a) borrowed money; (b) indebtedness evidenced by bonds, notes, debentures, or similar debt instruments; (c) capitalized lease obligations; (d) the deferred purchase price of assets, services or securities (other than ordinary trade accounts payable); (e) conditional sale or other title retention agreements; (f) all phantom stock obligations or deferred compensation obligations; (g) the factoring or discounting of accounts receivable; (h) swap or hedging agreements or arrangements; (i) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers’ acceptances, bank overdrafts, surety bonds, other financial guarantees and interest rate protection agreements (without duplication of other indebtedness supported or guaranteed thereby); (j) any change in control Payment; (k) interest, premium, penalties and other amounts owing in respect of the items described in the foregoing clauses (a) through (j) after giving effect to the Closing; and (l) all items of the types referred to in clauses (a) through (k) guaranteed in any manner by such Person, whether or not any of the foregoing would appear on a consolidated balance sheet prepared in accordance with GAAP. “Indemnified Party” as used in this Agreement shall mean a party hereto who is entitled to indemnification from an Indemnifying Party hereto pursuant to Article VIII. “Indemnifying Party” as used in this Agreement shall mean a party hereto who is required to provide indemnification to an Indemnified Party hereto pursuant to Article VIII. “Insurance Department” means, in any jurisdiction, the Governmental Authority primarily charged with the regulation of the business of insurance in such jurisdiction. “Insurance Regulatory Agreements and Judgments” means all written agreements, consent agreements, memorandums of understanding, commitment letters, orders, stipulations, decrees, awards or judgments entered into between the Selling Companies or any of Selling Companies’ employees and any applicable Insurance Department or issued by any applicable Insurance Department with respect to the Business or any of the Selling Companies’ employees that materially restrict the operations of the Business or any of the employees and remain in effect (collectively, “Insurance Regulatory Agreements and Judgments”). “Investigation Period” has the meaning set forth in Section 8.4. “Key Employees” has the meaning as set forth in Section 5.8(a). 4 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE “Knowledge” means (i) the actual knowledge or (ii) knowledge, after due inquiry a prudent individual would reasonably be expected to discover or become aware of in the course of conducting a reasonable investigation concerning the matter. Knowledge, when used in the phrases “to the Knowledge of Sellers” or “to Sellers’ Knowledge” (and similar words or phrases) means the actual knowledge of John P. Dwyer, Jr. and/or Brian R. Willis as executive officers of Sellers. “Law” means any federal, state, provincial, local, municipal, foreign, international or multinational constitution, law, ordinance, by-law, principle of common law, regulation, rule, statute, or treaty, ruling, order, judgment, injunction, award, decree, or other requirement. “Lease” means any lease or rental contract, license, right to use or installment and conditional sale agreement and any other contract pertaining to the leasing or use of any real property or personal property, in each case, together with all amendments, extensions, renewals, modifications, alterations, guaranties and other changes thereto. “Leased Real Property” means all Real Property leased under the Assigned Leases, including all of the Selling Companies’ interest in any fixtures and improvements attaching thereto or thereunto belonging. “Legal Proceeding” means any claim, action, suit, litigation, arbitration, mediation, hearing, proceeding or investigation, whether civil, criminal, judicial or investigative, formal or informal, public or private, commenced, brought, conducted or heard by or before any Governmental Authority, judicial authority or arbitral panel. “Liability” means any direct or indirect Indebtedness, guaranty, endorsement, liability or obligation, known or unknown, absolute or contingent, secured or unsecured, matured or unmatured, or determined or determinable, regardless of whether the same is required to be accrued on the financial statements of a Person. “Lien” means any charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, mortgage, encumbrance, right of way, easement, encroachment, servitude, right of first option, right of first refusal, right of last refusal or similar restriction, including, any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income, or exercise of any other attribute of Ownership. “Loss” means any and all Liabilities, judgments, awards, penalties, fines, sanctions, deficiencies, assessments, interest, losses, costs, damages (including special, exemplary, consequential, indirect or punitive damages, lost profits, lost revenues or lost opportunities), and fees and expenses (including reasonable attorneys’ fees and expenses). Material Adverse Change (“MAC”) means any change, effect, condition, factor or circumstance that is, or is reasonably likely to be, materially adverse to the Businesses in the aggregate, results of operations, condition (financial or otherwise), facilities, assets or Liabilities of Selling Companies taken as a whole; “New Plans” has the meaning set forth in Section 5.7(b). “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Ordinary Course of Business” means, in respect of any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and in good faith. 5 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE “Organizational Documents” means (a) with respect to a corporation, the certificate or articles of incorporation and bylaws; (b) with respect to a limited liability company, the certificate or articles of organization and operating agreement; (c) with respect to a limited partnership, the certificate of formation and partnership agreement; (d) with respect to any other entity, any charter or similar document adopted or filed in connection with the creation, formation or organization of such entity; and (e) any amendment to any of the foregoing. “Parties” means Buyer, Selling Companies, ET CO, ET WY, Dwyer and Willis. “Payables” has the meaning set forth in Section 1.3(a)(i). “Permitted Lien” means as of any relevant time: (i) Liens for Taxes or governmental assessments, charges or claims, the payment of which is not yet due; and (ii) statutory Liens of landlords, warehousemen, mechanics, materialmen and other similar Persons incurred in the Ordinary Course of Business for sums not yet delinquent; provided, however, that no Lien shall be a Permitted Lien if it interferes with or adversely affects, individually or in the aggregate, the value, marketability or use of any Purchased Asset. “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof. “Personal Information” means any information (i) that can be used to distinguish or trace an individual’s identity, (ii) which is linked or linkable to a specific identified or identifiable natural person and which does not meet the definition of de-identified as defined by the Health Insurance Portability and Accountability Act of 1996, (iii) that is collected by Selling Companies, and (iv) which Selling Companies is required to keep confidential under applicable Law. “Plans” means (a) all employee benefit plans as defined in Section 3(3) of ERISA, (b) all other pension, retirement, group insurance, severance pay, deferred compensation, excess or supplemental benefit, vacation, stock, stock option, equity-based compensation, phantom stock, material fringe benefit and incentive plans, Contracts, schemes, programs, funds, commitments, or arrangements of any kind, and (c) all other material plans, Contracts, schemes, programs, funds, commitments, or arrangements providing benefits in the form of money, services, property, or other benefits, whether formal or informal, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated, to Representatives. “Privacy Laws” means any applicable laws, statutes, rules, regulations, codes, orders, decrees, and rulings thereunder of any federal, state, regional, county, city, municipal or local government of the United States that apply to Personal Information. “Proprietary Rights” means all of the following, whether or not registered: (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names and corporate names and registrations, renewals and applications for registration thereof; (c) copyrights and renewals and applications for registrations thereof; (d) computer software; (e) trade secrets; and (f) domain names. “Purchase Price” has the meaning set forth in Section 2.1. “Purchased Assets” has the meaning set forth in Section 1.1. “Real Property” means (a) Land; (b) all air, water, mineral, riparian and littoral rights, easements, hereditaments, appurtenances, development and all division rights, land division and split rights related to 6 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE the Land, or otherwise, and other real estate interests belonging to, associated with or appurtenant to the Land; and (c) all improvements, buildings and fixtures located on the Land, and all other on-site structures, systems, and utilities associated with or utilized in connection with the Land. “Representative” means, with respect to any Person, any stockholder, other equity owner, director, manager, officer, principal, attorney, employee, agent, representative, consultant, independent contractor, or accountant of such Person. “Retained Liabilities” has the meaning set forth in Section 1.3(b). “Schedules” means the Schedules referred to in this Agreement. “Sellers” has the meaning set forth in the first paragraph of this Agreement. “Sellers Indemnified Losses” has the meaning set forth in Section 8.2. “Seller Indemnified Parties” has the meaning set forth in Section 8.2. “Tax” means any and all federal, state, provincial, local and foreign gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, escheats, employment, social security, excise and real and personal property taxes, or any substitutes therefor, or other tax of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or any other basis and shall include (i) all interest, penalties and additions imposed with respect to such amounts, and (ii) any liability for such amounts as a result of being a member of a consolidated, combined, unitary or affiliated group or of a contractual obligation to indemnify any other person or any obligation to indemnify or otherwise succeed to the Tax liability of any other person. “Tax Return” means any return, declaration, certification, schedule, report, claim for refund, or information return or statement filed (or required to be filed) in connection with any Tax. “Third Party Claim” as used in this Agreement shall mean any claim of indemnification pursuant to any Legal Proceeding which is asserted or threatened by a party (including, without limitation, any Governmental Authority), other than the parties hereto, their Affiliates or their successors and permitted assigns, against any Indemnified Party or to which any Indemnified Party is subject. “Title Claim” means any claim under or with respect to any title insurance policy or binder or guaranteed certificate of title, search, abstract of title or similar item produced by the Selling Companies, or any settlement, escrow and closing services performed by the Selling Companies in the operation of the Businesses. “Transaction Documents” means, collectively, this Agreement and the other agreements and documents referenced in Sections 2.8 and 2.9. “Transaction Expenses” means the aggregate amount payable by the Selling Companies (a) to any professional advisors in connection with the transactions contemplated by this Agreement, including accountant fees, paying agent fees, attorney fees and broker fees, or (b) with respect to any other out-of- pocket expenses incurred in connection with the transactions contemplated by this Agreement. “Transferred Employees” has the meaning set forth in Section 5.7(a). “Transition Services Agreement” has the meaning set forth in Sections 2.8(k). 7 | P a g e

DocuSign Envelope ID: 70C8F090-AD7D-4389-882C-37454BD442AE “Unassigned Contract” has the meaning set forth in Section 5.12(b). “Work in Progress” has the meaning set forth in Section 1.1(a). “Working Capital” has the meaning set forth in Section 2.5(a). 8 | P a g e